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                                                             EXHIBIT (M)(6)(III)

               FOURTH AMENDMENT TO FUNDS TRADING AGREEMENT BETWEEN
          FIDELITY INVESTMENTS INSTITUTIONAL OPERATIONS COMPANY, INC.,
                 INVESTORS BANK & TRUST COMPANY, GRANTHAM, MAYO,
                      VAN OTERLOO & CO. LLC, AND GMO TRUST

     THIS AMENDMENT, dated as of the first day of April, 2004, by and between Fidelity Investments Institutional Operations Company, Inc. ("FIIOC"), Investors Bank & Trust Company ("Transfer Agent"), Grantham, Mayo, Van Oterloo & Co. LLC ("GMO") and GMO Trust, a Massachusetts Business Trust, on behalf of each fund listed on Exhibit A, severally and not jointly (individually, the "Fund" and collectively, the "Funds").

                                   WITNESSETH:

     WHEREAS, FIIOC, Transfer Agent, GMO and GMO Trust heretofore entered into an agreement dated July 1, 2001, as amended (the "Agreement") with regard to certain employee benefit plans for which FIIOC performs administrative and recordkeeping services (individually a "Plan", collectively the "Plans"); and

     WHEREAS, FIIOC, Transfer Agent, GMO and GMO Trust desire to amend the Agreement in accordance with the provisions of Section 19 thereof.

     NOW THEREFORE, in consideration of the above premises. FIIOC, Transfer Agent, GMO and GMO Trust hereby amend the Agreement as follows:

     -    Restating Exhibit "A", in its entirety, as attached hereto.

     IN WITNESS WHEREOF, FIIOC, Transfer Agent, GMO and GMO Trust have caused this Amendment to be executed by their duly authorized officers as of the day and year first written above.

INVESTORS BANK & TRUST COMPANY          FIDELITY INVESTMENTS INSTITUTIONAL
                                        OPERATIONS COMPANY, INC.


By: /S/ Sheila McClorey                 By: /S/ Rebecca Hays Ethier
    ---------------------------------       ------------------------------------
Name: Sheila McClorey                   Name: Rebecca Hays Ethier
Title: Senior Director                  Title: Director, FIIOC
                                               Authorized Signatory
Date: 3/26/04                           Date: March 8, 2004


GRANTHAM MAYO, VAN OTERLOO & CO. LLC    GMO TRUST, ON BEHALF OF EACH FUND ON
                                        EXHIBIT A, SEVERALLY AND NOT JOINTLY


By: /S/ William R. Royer                By: /S/ William R. Royer
    ---------------------------------       ------------------------------------
Name: William R. Royer                  Name: William R. Royer
Title: Partner, General Counsel         Title: Vice President
Date:                                   Date:
      -------------------------------         ----------------------------------
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                                    EXHIBIT A

                                      FUNDS

SECTION I:

FUND:            GMO U.S. Core Fund, Class III
TICKER SYMBOL:   GMCTX
CUSIP:           362007882

FUND:            GMO Emerging Country Debt Share Fund, Class III
TICKER SYMBOL:   GECDX
CUSIP:           362008641

FUND:            GMO Growth Fund, Class III
TICKER SYMBOL:   GMOGX
CUSIP:           362007783

FUND:            GMO Emerging Countries Fund, Class III
TICKER SYMBOL:   GMCEX
CUSIP:           362008856

SECTION II:

FUND:            GMO Growth Fund, Class M
TICKER SYMBOL:   GMGMX
CUSIP:           362008526

FUND:            GMO U.S. Core Fund, Class M
TICKER SYMBOL:   GCOMX
CUSIP:           362008559